AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT


     This Amendment No. 2 to Employment Agreement (this "Agreement"), made as of February 20, 1996, is by and between Insignia Financial Group, Inc., a Delaware corporation with an office at One Insignia Financial Plaza, Post Office Box 1089, Greenville, South Carolina 29602 (the "Company"), and Frank M. Garrison, an individual with an office at One Insignia Financial Plaza, Post Office Box 1089, Greenville, South Carolina 29602 (the "Executive").

                                   Background

     The Company and the Executive entered into an Employment Agreement dated as of September 1, 1993 (the "Original Agreement") and an Amendment No. 1 to Employment Agreement (the "Amendment") dated as of April 1, 1995. The Company and the Executive now desire to amend the Original Agreement, as amended.

                             Statement of Agreement

     In consideration of the foregoing, the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1. Defined Terms. Capitalized terms used in this Agreement but not otherwise defined herein shall have the meanings ascribed thereto in the Original Agreement, as amended.

     Section 2. Amendment of Section 1 of the Original Agreement. Section 1 of the Original Agreement, as amended, is hereby amended by deleting "September 1, 1997" and inserting in its place "June 30, 1998".

     Section 3. Amendment of Section 2 of the Original Agreement. Section 2 of the Original Agreement, as amended, is hereby amended by deleting the third sentence of Section 2(b).

     Section 4. Amendment of Section 3 of the Original Agreement. Section 3 of the Original Agreement, as amended, is hereby amended by deleting the third sentence of subsection (d)(i) in its entirety and renumbering subsection (d)(ii) as subsection (d)(i).

     Section 5. Amendment of Section 3 of the Original Agreement. Section 3 of the Original Agreement, as amended, is hereby amended by adding the following new subsection (g) to Section 3:



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          "The  Executive  shall receive a bonus in the amount of $250,000.00 on the occurrence of a Change In Control, Stock Change In Control or other material change to the equity capital structure of the Company prior to the end of the Employment Period and an additional bonus of $250,000.00 ("Additional Bonus") on the date which is eighteen (18) months following the date of the occurrence of such event if, and only if, the Executive is still employed by the Company. If the Executive is terminated by the Company for cause, the Executive shall no longer be entitled to and shall have no claim for the Additional Bonus. For purposes of this Section 3 (g), whether or not a material change to the equity capital structure of the Company has occurred will be determined by a vote of the majority of the disinterested members of the Board of Directors of the Company acting in good faith."

     Section 6. Amendment of Section 3 of the Original Agreement. Section 3 of the Original Agreement, as amended, is hereby amended by adding the following new subsection (h) to Section 3:

          In the event of a Death Termination Event, Disability Termination Event, or upon the occurrence of a Change In Control or Stock Change In Control, all options and warrants then held by and granted to the Executive will immediately vest and be exercisable by the Executive; provided however that in the event of a Death Termination Event or Disability Termination Event, any options shall only remain exercisable for a period of one year following such termination event (but not later than the scheduled expiration date of such options). In the event of a Termination Without Cause, the Compensation Committee of the Board of Directors, shall in its sole and absolute discretion, determine whether or not to vest all options and warrants granted to the Executive upon the occurrence of such Termination Without Cause.

     Section 7. Amendment of Section 3 of the Original Agreement. Section 3 of the Original Agreement, as amended, is hereby amended by adding the following new subsection (i) to Section 3:

          (i) Automobile Allowance. In addition to the other benefits provided to the Executive hereunder, and at the sole cost and expense of the Company, an annual automobile allowance in an amount to be determined in the sole discretion of the Chief Executive Officer of the Company, but in no event less than ten thousand dollars ($10,000) per year.

     Section 8. Amendment of Section 3 of the Original Agreement. Section 3 of the Original Agreement, as amended, is hereby amended by adding the following new subsection (j) to Section 3:

          (j) Term Life Insurance. The cost of term life insurance, providing a death



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          benefit of three  million  dollars  ($3,000,000)  upon the life of the
          Executive, the beneficiaries and owner of which shall be designated by the Executive and which term life insurance shall be upon terms and conditions, and in form and substance available at the time, and otherwise reasonably satisfactory to the Executive in his sole discretion and which term life insurance shall be paid for by the Company during the Employment Period at the Company's sole cost and expense.

     Section 9. Amendment of Section 6 of the Original Agreement. Section 6(b), 6(d) and 6(e) of the Original Agreement, as amended, are hereby amended by deleting in each Subsection "September 1, 1997" and inserting in its place "June 30, 1998".

     Section 10. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given, at the address of such party set forth in the preamble of this Agreement (or to such other address as such party shall have furnished in writing in accordance with the provisions of this Section). Notice to the Estate shall be sufficient if addressed to the Executive as provided in this Section. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

     Section 11. Waiver. Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

     Section 12. Binding Effect. The Executive's rights and obligations under this Agreement shall not be transferrable by assignment or otherwise, such rights shall not be subject to commutation, encumbrance or the claims of the Executive's creditors, and any attempt to do any of the foregoing shall be void. The provisions of this Agreement shall be binding upon and inure to the benefit of the Executive and his heirs and personal representatives, and shall be binding upon and inure to the benefit of the Company and its successors.

     Section 13. Third Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

     Section 14. Headings. The headings in this Agreement are solely for


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convenience  of reference  and shall be given no effect in the  construction  or interpretation of this Agreement.

     Section 15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of South Carolina, without reference to the conflict of law provisions hereof.

     Section 17. Affirmation. The parties hereto agree that the Original Agreement, and the Amendment, as amended hereby, are in full force and effect on and as of the date hereof.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                    INSIGNIA FINANCIAL GROUP, INC.


                                    By: /s/ John K. Lines
                                    ---------------------
                                    Name:  John K. Lines
                                    Title: General Counsel and Secretary




                                     /s/ Frank M. Garrison
                                     ---------------------
                                     FRANK M. GARRISON